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                                                                 EXHIBIT 10.14



                             CANCELLATION AGREEMENT

         This Agreement is made and entered into as of April 15, 1997, by and between Hawaiian Natural Water Company, Inc., a Hawaii corporation (the
"Company") and                                                    .

                                    RECITALS

         The Company consummated a $1,500,000 bridge financing (the "Bridge Financing") on October 10, 1996, pursuant to which the Company issued and sold 30 Units (the "Units"), at a purchase price of $50,000 per Unit, each Unit consisting of (i) a promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum, which is due and payable upon the earlier of (a) the consummation of a public financing of the Company through the sale of equity securities from which the Company receives gross proceeds of at least $2,000,000 or (i) October 10, 1997 and (ii) 25,000 warrants (the "Bridge Warrants"), each warrant to purchase one share of the Company's common stock;

                               purchased      Units in the Bridge Financing
for $         .

         NOW, THEREFORE, in consideration of the premises and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         1.                         has cancelled, without recourse, and
             returned to the Company the              Bridge Warrants issued to
             him in connection with the Bridge Financing and
             acknowledges that the Company has no further obligations to
                              in connection with the                Bridge
             Warrants.

         Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such state without giving effect to the rules of such state governing the conflict of laws.

         Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                              HAWAIIAN NATURAL WATER COMPANY, INC.
                              a Hawaii corporation


                              By: /s/ Marcus Bender
                                 --------------------------------------
                                 Marcus Bender
                                 President and Chief Executive Officer




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